Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment 1 to the Registration Statement on Form S-3 of TransMontaigne Partners L.P. of our report dated February 26, 2016 relating to the financial statements of Battleground Oil Specialty Terminal Company LLC, which appears in TransMontaigne Partners L.P.’s Annual Report on Form 10-K for the year ended December 31, 2015.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

August 31, 2016